SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2012

AMERITYRE CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-50053	87-0535207
(State or other jurisdiction	(Commission File Number)	(IRS Employer ID No.)
of incorporation)

1501 Industrial Road, Boulder City, Nevada  89005

(Address of principal executive office)

Registrant's telephone number, including area code: (702) 293-1930

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Amerityre Corporation (the “Company”) was held in the Company’s manufacturing plant at 1501 Industrial Road, Boulder City, Nevada 89005, on December 4, 2012, at 10:00 am, Pacific Time. At the Annual Meeting, the stockholders:

1.

Elected five directors to serve until the 2013 Annual Meeting of Stockholders;

2.

Ratified the selection of HJ & Associates, LLC as the Company’s independent auditor for the Company’s fiscal year ending June 30, 2013; and

3.

Approved an amendment to the Company’s Articles of Incorporation increasing the number of common shares authorized from 40,000,000 to 55,000,000.

The results of the voting were as follows:

1. Directors	For	Against	Withhold	Broker Non-votes
Timothy L. Ryan	12,443,803	708,208	711,650	13,158,687
Gary M. Tucker	10,313,423	2,838,588	711,650	13,158,687
L. Wayne Arnett	9,566,842	3,585,169	711,650	13,158,687
John J. Goldberg	12,899,511	252,500	711,650	13,158,687
Brian W. Hesje	12,677,038	474,973	711,650	13,158,687

2. Ratify HJ & Associates, LLC	26,102,518	894,269	25,561	-

3. Approve an amendment to the Articles of Incorporation increasing the number of common shares authorized from 40,000,000 to 55,000,000	11,820,251	2,035,460	7,950	13,158,687

A total of 27,022,348 shares were represented at the meeting in person or by proxy, or approximately 77.4% of the total 34,926,620 shares eligible to vote.

For more information on Amerityre, including a copy of the shareholder presentation from the 2012 Annual Shareholders meeting, visit the website at www.amerityre.com

Item 7.01 Regulation FD Disclosure

The Company’s Annual Meeting of Shareholders held on December 4, 2012 in Boulder City, Nevada, included a presentation by the Timothy Ryan, the Company’s board chairman, CEO and president, along with segments presented by director John Goldberg.  In the presentation, Mr. Ryan and Mr. Goldberg summarized the Company’s business and operational status and discussed strategic and operational plans going forward.

For more information on Amerityre and the full presentation from the 2012 Annual Shareholders meeting, visit the website at www.amerityre.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  December 7, 2012

AMERITYRE CORPORATION

By: /S/ Timothy Ryan

Timothy Ryan

CEO and President